SECURITIES AND EXCHANGE COMMISSION
                                        WASHINGTON, DC 20549
                                           ---------------

                                              FORM 8-A


                          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                             PURSUANT TO SECTION 12(b) or 12(g) OF THE
                                   SECURITIES EXCHANGE ACT OF 1934


                              The Gabelli Global Utility & Income Trust
 (Exact Name of Registrant as Specified in its Charter)



               Delaware                                      32-0116828
-----------------------------------------                -----------------
 (State of Incorporation or Organization)               (I.R.S. Employer
                                                        Identification no.)

       One Corporate Center
          Rye, New York                                      10580-1422
-----------------------------------------               -------------------
 (Address of principal executive offices)                     (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                                         Name of each exchange
Title of each class                                      on which each class is
to be so registered                                      to be registered
-------------------                                      ----------------------

Common Shares of Beneficial                              American Stock Exchange
Interest

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-113621

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
________________________________________________________________________________
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be
Registered.

The section captioned "Description of the Shares - Common Shares" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-113621), dated May 25, 2004, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1) Form of Certificate for Common Shares (a)

(2) Agreement and Declaration of Trust of the Registrant(b)





___________
(a) Incorporated by reference to Exhibit EX-99 (D) to the Registrant's Registration Statement on Form N-2, File Nos. 333-113621 and 811-21529, as filed with the Securities and Exchange Commission on May 25, 2004

(b) Incorporated by reference to Exhibit EX-99(A) to the Registrant's Registration Statement on Form N-2, File Nos. 333-113621 and 811-21529, as filed with the Securities and Exchange Commission on May 25, 2004

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      The Gabelli Global Utility & Income Trust
                                      ------------------------------------------
                                          (Registrant)

Date: May 25, 2004                    By: /s/ Bruce N. Alpert
     ---------------                      --------------------------------------
                                          Name:  Bruce N. Alpert
                                          Title: President